Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-182597 on Form S-8 of Consolidated Communications Holdings, Inc. of our report dated June 21, 2013 appearing in the Annual Report on Form 11-K of the SureWest KSOP for the year ended December 31, 2012.

/s/ West & Company, LLC

Sullivan, Illinois
June 27, 2013